SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2012

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Date of Report

(Date of Earliest Event Reported)

Teleconnect Inc.

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(Exact Name of Registrant as Specified in its Charter)

Oude Vest 4

4811 HT, Breda

The Netherlands

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(Address of principal executive offices)

011-31-630-048-023

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(Registrant's telephone number, including area code)

N/A

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(Former name and former address, if changed since last report)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 8, 2012, Mr. Kees Lenselink has resigned from his position on the Board of Directors of the Company as well as from his position on the Audit Committee. Mr. Lenselink had been appointed to these positions effective October 8, 2010.

As Mr. Lenslink indicates in his letter of resignation, attached, his duties on other Boards of Directors are requesting more of his time than expected and as such has resigned from his duties with Teleconnect, though he will continue to be a supportive shareholder.

Management looks forward to continuing in the future with the excellent professional relationship we enjoy with Mr. Lenselink.

Item 9.01   Financial Statements and Exhibits

Exhibit 99.1 – Resignation Letter of Mr. Kees Lenselink

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012	Teleconnect Inc.
/s/ Dirk Benschop

Dirk Benschop,
President and Chief Executive Officer